Exhibit 99.1
AgileThought, Inc.
Reports Fourth Quarter and Full Year 2022 Financial Results

Irving, Texas (March 9th, 2023) — AgileThought, Inc. (“AgileThought” or the “Company”) (NASDAQ: AGIL), a global provider of digital transformation services, custom software development, and next generation technologies, today reported results for the fourth quarter and full year ended December 31, 2022.

Fourth Quarter 2022 Highlights and Results:
•Revenue was $43.1 million, up 2.3% year over year from $42.1 million in Q4 2021 and down 0.8% sequentially from $43.4 million in Q3 2022, as the company continues to exit non-core revenues
•Gross margin was 31.6%, up 190 bps year-over-year from 29.7% in Q4 2021, but down 270 bps sequentially from 34.3% in Q3 2022
•3 new clients added during the quarter.

2022 Full Year Highlights and Results:
•Revenue was $176.8 million for 2022, up 11.5% year-over-year
•Gross margin was 32.6%, up 340 bps year-over-year
•21 new clients added during the year.

“2022 was a transformative year for AgileThought. We launched our industry leading delivery infrastructure and completely reorganized our people team. In addition, in the middle of 2022 we started pursuing a path of material investments in sales while exiting non-core revenues, with an aim to drive industry leading top-line growth and margins. We are already starting to witness the results of this transformation, as we expect our revenue growth to accelerate throughout 2023, along with solid gross margin improvement. Digital transformation benefits enterprises by supporting their key business areas to thrive in the ongoing environment, and hence despite some macro volatility we continue to experience a strong demand environment. The rise of AI and machine-generated content is transforming the digital landscape and companies that want to succeed cannot stay behind. Our focus remains on leveraging our expertise, investing in our talent, and expanding our capabilities to deliver innovative solutions that exceed our clients' expectations.” concluded Manuel Senderos, AgileThought CEO.

“We reported another strong quarter and a successful year, with revenues and gross margins above our guidance. Revenues for 2022 were $176.8 million, representing 11.5% organic year over year growth. In the past we have talked about two of our professional services clients that have materially decreased revenues in the last two years, due to Covid-19 and our strategic business decisions. These clients have now largely stabilized in revenues and are expected to grow. Excluding these two clients, our 2022 organic revenue growth was 20%+ year over year. We also made significant improvements in profitability this year, with full year 2022 gross margins at 32.6%, up 340 bps year over year. We are very excited about what lies in front of us, and expect solid top-line performance and gross margin improvement in 2023.” commented Amit Singh, AgileThought CFO.

First Quarter and Full Year 2023 Outlook

The table below summarizes AgileThought’s financial outlook for the first quarter and full year of 2023.

•Revenues for the first quarter 2023 of at least $43.2 million
•Revenues for the full year 2023 of at least $201.6 million, implying at least 14% year over year growth
•Gross margin for the full year 2023 in 33.5% to 34.5% range
•Our outlook reflects the company’s ongoing exit from non-core business

Amendment with First Lien Lenders

On March 7, 2023, the Company entered into a waiver and amendment to revise significant terms of the financing agreement (the “Blue Torch Credit Facility”) by and among the Company, AN Global LLC, certain subsidiaries of the Company, as guarantors, the financial institutions party thereto as lenders, and Blue Torch Finance LLC, as the administrative agent and collateral agent. The amendment was required as a result of defaults of certain financial and other covenants under the Blue Torch Credit Facility existing as of, and subsequent to, December 31, 2022. Pursuant to the amendment, the Company agreed to repay principal payments of $15.0 million by April 15, 2023, $20.0 million by June 15, 2023 (inclusive of the $15.0 million by April 15, 2023 if not paid by then) and $25.0 million by September 15, 2023 (inclusive of the $20.0 million by June 15, 2023 if not paid by then) to the Blue Torch Lenders. If the Company fails to repay the respective aggregate principal amounts on or prior to their due dates, a failed payment fee equal to $4.0 million, $2.0 million and $3.0 million, respectively, will be paid in kind by adding such fee to the outstanding principal of the term loan. Failure to make these payments would constitute an event of default but will not result in the ability of the administrative agent to accelerate indebtedness under the Blue Torch Credit Facility. If the Company meets these payments timely, no fees will be incurred. Thereafter, the Company will make quarterly payments on the term loan of approximately $0.7 million starting December 31, 2023. The amendment granted a waiver for prior and existing defaults, reset the liquidity and leverage ratio covenants for future periods and added an EBITDA covenant that will become effective if the Company fails to make the $15 million payment on or prior to April 15, 2023. The amendment also revised the maturity date of from May 27, 2026 to January 1, 2025, revised the interest provisions to remove the step-down in interest rate based on the Company’s total leverage ratio and required the Company to engage both a financial advisor to support the Company’s capital raising needs and an operational advisor to conduct a formal assessment of the Company’s financial performance. In connection with the waiver and amendment, the Company agreed to pay the administrative agent a fee equal to $6.0 million, which was paid in kind by adding such capitalized amount to the outstanding principal of the term loan.

Amendment with Second Lien Lenders

On March 7, 2023, in connection with the waiver and amendment to the Blue Torch Credit Facility, the Company entered into a waiver and amendment to revise significant terms of the credit agreement (the “Second Lien Facility”), by and among AT, AN Extend, S.A. de C.V., AN Global LLC, certain other loan parties party thereto, financial institutions affiliated with Credit Suisse and Nexxus Capital, Manuel Senderos and Kevin Johnston, as lenders, GLAS USA LLC, as administrative agent, and GLAS Americas LLC, as collateral agent. The amendment revised the maturity date of the Credit Suisse loans from September 15, 2026 to July 1, 2025 and also provided for the covenants and certain other provisions of the Second Lien Facility to be consistent with those in the Blue Torch Credit Facility, as amended.

Conference Call and Webcast Information

AgileThought will host its fourth quarter and annual 2022 Earnings Conference Call on Thursday March 9, 2023, at 4:30 PM Eastern Time. The Earnings Conference Call may also include discussion of Company developments, forward-looking information and other material information about business and financial matters.

The fourth quarter and annual 2022 Earnings Conference Call will be webcast live and via telephone. Those wishing to participate via webcast should access the call through the Company’s Investor Relations website at https://ir.agilethought.com/. Those wishing to participate via telephone may dial in at 1-888-770-7296 (USA) or 1-929-203-0873 (International). The conference call replay will be available via webcast through the Company’s Investor Relations website.

A webcast replay of the call will be available approximately one hour after the end of the call through May 10, 2023. The webcast replay can be accessed through the above links.

About AgileThought, Inc.
AgileThought is a pure play leading provider of agile-first software at scale, end-to-end digital transformation and consulting services to Fortune 1000 customers with diversity across end-markets and industry verticals. For years, Fortune 1000 companies have trusted AgileThought to solve their digital challenges and optimize mission-critical systems to drive business value. AgileThought’s solution architects, developers, data scientists, engineers, transformation consultants, automation specialists, and other experts located across the United States and across Latin America deliver next-generation software solutions that accelerate the transition to digital platforms across business processes. For more information, visit https://agilethought.com/.

Forward-Looking Statements

This press release includes financial guidance and other “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. AgileThought’s actual results may differ from the expectations, estimates, projections and other information included in these forward-looking statements, and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AgileThought’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the financial and business performance of the Company; our ability to refinance, repay and/or continue to service our indebtedness; our future capital requirements and sources and uses of cash; our ability to obtain funding to service and repay our indebtedness and for our future operations; our business, expansion plans and opportunities; changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; our ability to develop, maintain and expand client relationships, including relationships with our largest clients; changes in domestic and foreign business, market, financial, political, regulatory and legal conditions; competition and our ability to grow and manage growth profitably; our ability to attract and retain highly skilled information technology professionals; our ability to maintain favorable pricing, utilization rates and productivity levels for our information technology professionals and their services; our ability to innovate successfully and maintain our relationships with key vendors; our ability to successfully identify and integrate any future acquisitions; our ability to provide our services without security breaches and comply with changing regulatory, legislative and industry standard developments regarding privacy and data security matters; our ability to operate effectively in multiple jurisdictions in Latin America and in the United States in the different business, market, financial, political, legal and regulatory conditions in the different markets; developments and projections relating to our competitors and industry; the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto; expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012, as amended; changes in applicable laws or regulations; the outcome of any known and unknown litigation or legal proceedings and regulatory proceedings involving us; our ability to maintain the listing of our securities; and other risks and uncertainties indicated in our filings with the SEC. There may be additional risks that could cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect AgileThought’s expectations, plans or forecasts of future events and views only as of the date of this press release. AgileThought anticipates that subsequent events and developments will cause its assessments to change. However, while AgileThought may elect to update these forward-looking statements at some point in the future, AgileThought specifically disclaims any responsibility to do so.

Investor Contact
Mariana Franco
investorrelations@agilethought.com

Key Business Metrics
We regularly monitor several financial and operating metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions. Our key non-GAAP and business metrics may be calculated in a different manner than similarly titled metrics used by other companies. For a reconciliation of non-GAAP to GAAP measures refer to our Non-GAAP Measures section further below.

	Year Ended December 31,
	2022	2021
Gross Profit Margin(1)	32.6%	29.2%
Loss from Operations (in thousands)	$(12,927)	$(2,047)
Adjusted Operating Income (in thousands)	$11,400	$3,584
Net Loss (in thousands)	$(20,128)	$(20,048)
Adjusted Net Income (Loss) (in thousands)	$2,723	$(6,415)
Diluted EPS	$(0.44)	$(0.54)
Adjusted Diluted EPS	$0.06	$(0.17)
Number of large active clients (at or above $1.0 million of revenue in prior 12-month period) as of end of period (2)	33	29
Revenue concentration with top 10 clients(3)	61.4%	65.1%
____________
(1)Calculated as net revenues for the period minus cost of revenue for the period, divided by net revenues.
(2)Defined as the number of active clients from whom we generated more than $1.0 million of revenue in the prior 12-month period. For comparability purposes, we include the clients of the acquired businesses that meet these criteria to properly evaluate total client spending evolution.
(3)Defined as the percent of our total revenue derived from our ten largest active clients.

AgileThought, Inc.
Unaudited Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
(in thousands USD)	2022	2021	2022	2021
Net revenues	$43,061	$42,095	$176,846	$158,668
Cost of revenue	29,467	29,594	119,159	112,303
Gross profit	13,594	12,501	57,687	46,365

Operating expenses:
Selling, general and administrative expenses	8,463	13,406	45,786	43,551
Depreciation and amortization	1,757	1,745	7,025	6,984
Change in fair value of purchase price obligation	—	—	—	(2,200)
Change in fair value of embedded derivative liabilities	(431)	—	(3,337)	(4,406)
Change in fair value of warrant liability	56	(3,935)	169	(4,694)
(Gain) loss on debt extinguishment	(8,160)	—	9,734	—
Equity-based compensation expense	1,216	—	5,771	6,481
Restructuring expenses	418	1,024	1,804	911
Other operating expenses, net	1,253	774	3,662	1,785
Total operating expense	4,572	13,014	70,614	48,412
Income (loss) from operations	9,022	(513)	(12,927)	(2,047)

Interest expense	(3,655)	(4,340)	(12,890)	(16,457)
Other income (expense), net	490	(648)	7,143	(1,084)
Income (loss) before income tax	5,857	(5,501)	(18,674)	(19,588)

Income tax expense	1,096	473	1,454	460
Net income (loss)	4,761	(5,974)	(20,128)	(20,048)

Net (loss) income attributable to noncontrolling interests	(37)	43	52	22
Net income (loss) attributable to the Company	$4,798	$(6,017)	$(20,180)	$(20,070)

Selected Balance Sheet Data

	Year Ended December 31,
(in thousands USD)	2022	2021
Cash, cash equivalents and restricted cash	$8,691	$8,640
Total assets	215,239	221,310
Total debt	76,056	57,112
Total liabilities	135,369	126,662
Total stockholders' equity attributable to the Company	79,870	94,648

Selected Cash Flow Data

	Year Ended December 31,
(in thousands USD)	2022	2021
Net cash used in operating activities	$(8,292)	$(23,223)
Net cash used in investing activities	(1,018)	(916)
Net cash provided by financing activities	9,485	23,551

Selected Segment Data

	Three Months Ended December 31,		Year Ended December 31,
Revenue by Geography (in thousands)	2022	2021	2022	2021
United States	$26,528	$26,568	$112,223	$103,436
Latin America	16,533	15,527	64,623	55,232
Total	$43,061	$42,095	$176,846	$158,668

	As of December 31,
Employees by Geography	2022	2021
United States	249	355
Latin America	2,255	2,315
Total	2,504	2,670

Non-GAAP Measures
Management uses certain non-GAAP financial measures, and reconciliations to those measures, to evaluate our core operating performance and trends, to make strategic decisions regarding the allocation of capital and new investments and to make performance-based compensation decisions for key personnel. The measures exclude certain expenses that are required under U.S. GAAP. We exclude certain non-cash expenses and certain items that are not part of our core operations.
Management believes these supplemental performance measurements are useful in evaluating operating performance, as they are similar to measures reported by our public industry peers and those regularly used by security analysts, investors and other interested parties in analyzing operating performance and prospects. The non-GAAP financial measures are not intended to be a substitute for any GAAP financial measures and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.
There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of our non-GAAP measures to the related GAAP financial measure. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view our non-GAAP measures in conjunction with GAAP financial measures.
We define and calculate our non-GAAP financial measures as follows:
•Adjusted Operating Income (Loss): Income (loss from) operations adjusted to exclude the change in fair value of embedded derivative liability, plus the change in fair value of purchase price obligation, plus the change in fair value of warrant liability, plus equity-based compensation expense, plus impairment charges, plus restructuring expenses, plus (gain) loss on business dispositions, plus (gain) loss on debt extinguishment, plus intangible assets amortization, plus certain transaction costs and certain other operating expense (income), net.
•Adjusted Net (Loss) Income: Net loss adjusted to exclude the change in fair value of embedded derivative liability, plus the change in fair value of purchase price obligation, plus the change in fair value of warrant liability, plus equity-based compensation expense, plus impairment charges, plus restructuring expenses, plus (gain) loss on business dispositions, plus foreign exchange loss (gain), plus (gain) loss on debt extinguishment and debt forgiveness, plus intangible assets amortization, plus certain transaction costs, plus paid in kind interest and amortization of debt issuance cost and certain other expense, net.
•Adjusted Diluted EPS: Adjusted Net income (loss), divided by the diluted weighted-average number of common shares outstanding for the period.

Reconciliation of Loss from Operations to Adjusted Operating Income (Loss)
The following table presents the reconciliation of our Adjusted Operating Income (Loss) to our Income (loss) from operations, the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands USD)	2022	2021	2022	2021
Income (loss) from operations	$9,022	$(513)	$(12,927)	$(2,047)
Change in fair value of embedded derivative liability	(431)	—	(3,337)	(4,406)
Change in fair value of purchase price obligation	—	—	—	(2,200)
Change in fair value of warrant liability	56	(3,935)	169	(4,694)
Equity-based compensation expense	1,216	—	5,771	6,481
Restructuring expenses	418	1,024	1,804	911
(Gain) loss on debt extinguishment	(8,160)	—	9,734	—
Intangible assets amortization	1,692	1,601	6,614	6,261
Transaction costs	1	716	10	1,334
Other operating expense, net[1]	1,252	1,551	3,562	1,944
Adjusted Operating Income (Loss)	$5,066	$444	$11,400	$3,584
1 - Represents professional service fees primarily comprised of legal fees in connection with tax consulting fees in connection with review advisory and corporate consolidation project assessments, as well as a non-recurring recruiting fee.

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Dilutive EPS
The following table presents the reconciliation of our Adjusted Net Income (Loss) to our Net Income (Loss), the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands USD, except shared data)	2022	2021	2022	2021
Net income (loss)	$4,761	$(5,974)	$(20,128)	$(20,048)
Change in fair value of embedded derivative liability	(431)	—	(3,337)	(4,406)
Change in fair value of purchase price obligation	—	—	—	(2,200)
Change in fair value of warrant liability	56	(3,935)	169	(4,694)
Equity-based compensation expense	1,216	—	5,771	6,481
Restructuring expenses	418	1,024	1,804	911
Foreign exchange (gain) loss[1]	(699)	406	(593)	1,936
(Gain) loss on debt extinguishment and debt forgiveness	(8,160)	—	2,454	(1,306)
Intangible assets amortization	1,692	1,601	6,614	6,261
Transaction costs	1	716	10	1,334
Paid in kind interests and amortization of debt issuance cost, premiums, and discounts	1,257	2,295	5,667	6,847
Other expense, net[2]	1,464	1,797	4,292	2,469
Adjusted Net Income (Loss)	$1,575	$(2,070)	$2,723	$(6,415)
Number of shares used in Adjusted Diluted EPS	46,498,247	42,387,441	47,019,741	37,331,820
Adjusted Diluted EPS	$0.03	$(0.05)	$0.06	$(0.17)
1 - Represents foreign exchange loss (gain) due to foreign currency transactions
2 - Represents professional service fees primarily comprised of legal fees as well as other miscellaneous non-operating/ non-recurring items.